Exhibit 4.18

EXECUTION VERSION

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN

IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM

THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND

(ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

FOURTH AMENDMENT TO

THE COLLABORATION AGREEMENT

This FOURTH AMENDMENT (the “Fourth Amendment”) is made and entered into, effective as of October 26, 2020 (the “Fourth Amendment Effective Date”), by and between BioNTech RNA Pharmaceuticals GmbH, a limited liability company organized under the laws of Germany (“RNP”), BioNTech Manufacturing GmbH, a limited liability company organized under the laws of Germany (“BMG”) and BioNTech SE, a European stock corporation (“BNT”) (RNP, BMG and BNT collectively, “BioNTech”), and Genentech, Inc., a corporation organized under the laws of the State of Delaware (“GNE”) and F. Hoffmann-La Roche Ltd, a corporation organized under the laws of Switzerland (“Roche”) (GNE and Roche, collectively, “Genentech”).

WHEREAS, the Parties entered into a Collaboration Agreement, dated as of September 20, 2016, as amended on June 1, 2018, December 6, 2019 and October 1, 2020, and as supplemented by letters between the Parties dated June 1, 2020, June 24, 2020 and August 3, 2020, pursuant to which BioNTech and Genentech agreed to collaborate in the research, development, and commercialization of Collaboration Products (the “Agreement”).

WHEREAS, BioNTech and Genentech wish to revise the schedule of RNA Manufacturing Projects.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Schedule. Schedule 1.333 is hereby deleted in its entirety and replaced with the schedule attached hereto as Exhibit A.
2.

Survival of Agreement Terms.  All terms and conditions of the Agreement not modified by this Fourth Amendment shall continue in full force and effect in accordance with their terms.  All capitalized terms not otherwise defined herein shall have the same definition as in the Agreement.  In the event of any conflict between the terms and conditions of this Fourth Amendment and the Agreement, the terms and conditions set forth in this Fourth Amendment shall control with respect to the subject matter hereof.

[Remainder of the page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Parties have each caused this Fourth Amendment to be executed by their duly authorized representatives.

BIONTECH SE	BIONTECH RNA
PHARMACEUTICALS GMBH

By:	By:

Name:	Name:

Title:	Title:

BIONTECH MANUFACTURING GMBH

By:

Name:

Title:

GENENTECH, INC.

By:

Name:

Title:

F. HOFFMANN-LA ROCHE LTD

By:	By:

Name:	Name:

Title:	Title:

2

EXECUTION VERSION

Exhibit A

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]